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                                                                       Exhibit 5


                    [SIMPSON THACHER & BARTLETT LETTERHEAD]



                                                                   June 11, 1998


The Chase Manhattan Corporation
270 Park Avenue
New York, New York  10017

Dear Sirs:

               We have acted as counsel to The Chase Manhattan Corporation, a Delaware corporation (the "Corporation"), in connection with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") relating to
(i) debt securities, which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") (collectively, the "Debt Securities"), (ii) warrants to purchase the Debt Securities (the "Debt Warrants"), (iii) shares of preferred stock of the Corporation, $1 par value per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iv) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (v) shares of common stock of the Corporation, par value $1.00 per share (the "Common Stock"), (vi) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (vii) currency warrants (the "Currency Warrants"), (viii) contracts which may be issued by the Corporation under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock, (ix) Debt Securities, Preferred Stock and Common Stock which may be issued upon exercise of Securities Warrants (as

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The Chase Manhattan
 Corporation                          -2-                          June 11, 1998


defined below) and (x) such indeterminate amount of Offered Securities (as defined below) as may be issued in exchange for or upon conversion of, as the case may be, the Offered Securities, with an aggregate initial public offering price of up to $3,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Corporation will not receive separate consideration for any Offered Securities that are issued in exchange for or upon conversion of, as the case may be, Offered Securities, or upon exercise of Securities Warrants. The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are hereinafter referred to collectively as the "Securities Warrants", and the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Securities Warrants and Currency Warrants are hereinafter referred to collectively as the "Offered Securities".

               The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). The Senior Securities will be issued under an Indenture dated as of December 1, 1989, as amended, between the Corporation and Bankers Trust Company, as Trustee (the "Senior Indenture"). The Subordinated Securities will be issued under an Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as further amended, between the Corporation and U.S. Bank Trust National Association, as Trustee (the "Subordinated Indenture"). The forms of the Senior
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The Chase Manhattan
 Corporation                          -3-                          June 11, 1998



Indenture and the Subordinated Indenture (collectively, the "Indentures") are included as exhibits to the Registration Statement.

               We have reviewed such corporate records and other documents and have made such further examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein.

               Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                       1. The Debt Securities have been duly authorized and, (i) when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and (ii) when duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold and upon payment in full therefor as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms and entitled to the benefits of such Indentures.

                       2. The shares of Preferred Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act and (ii) when the shares of Preferred Stock, in the form filed as an exhibit to the Registration Statement, have been duly executed, countersigned and delivered by the Corporation upon purchase thereof and payment in full therefor as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

                       3. The shares of Common Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act and (ii) when the shares of Common Stock in the form filed as an exhibit to the Registration Statement have been duly executed, countersigned and delivered by the Corporation upon purchase therefor and payment in full therefor as contemplated by the Registration Statement such shares of Common Stock will be validly issued, fully paid and nonassessable.

                       4. The Securities Warrants have been duly authorized and,
        (i) when the Registration Statement has become effective under the Act,
        (ii) upon the execution and delivery of a debt warrant agreement, preferred stock warrant agreement or common stock warrant agreement, as the case may be, relating to
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The Chase Manhattan
 Corporation                          -4-                          June 11, 1998


        such Securities Warrants in the form filed as an exhibit to the Registration Statement, and (iii) when such Securities Warrants have been duly executed, countersigned, delivered and sold in the applicable form filed as an exhibit to the Registration Statement and as contemplated by the Registration Statement, such Securities Warrants will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

                       5. The Currency Warrants have been duly authorized and,
        (i) when the Registration Statement has become effective under the Act,
        (ii) upon the execution and delivery of a currency warrant agreement relating to such Currency Warrants in the form filed as an exhibit to the Registration Statement and (iii) when such Currency Warrants have been duly executed, countersigned, delivered and sold in the form filed as an exhibit to the Registration Statement and as contemplated by the Registration Statement, such Currency Warrants will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

               Our opinions set forth in paragraph 1, 4 and 5 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.
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The Chase Manhattan
 Corporation                          -5-                          June 11, 1998


               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm appearing under the heading "Legal Opinions" in the Registration Statement.


                                             Very truly yours,




                                             /s/ Simpson Thacher & Bartlett
                                             SIMPSON THACHER & BARTLETT